Exhibit 21
SUBSIDIARIES OF FORD MOTOR COMPANY AS OF JANUARY 31, 2026*

Organization	Jurisdiction
BlueOval Battery Michigan, LLC	Delaware, U.S.A.
BlueOval City Leasing, Inc	Delaware, U.S.A.
CAB East LLC	Delaware, U.S.A.
CAB West LLC	Delaware, U.S.A.
Canadian Road Leasing Company	Canada
FCE Bank plc	England
FMC Automobiles SAS	France
Ford Argentina S.C.A.	Argentina
Ford Auto Securitization Trust II	Canada
Ford Automotive Finance (China) Limited	China
Ford Bank GmbH	Germany
Ford Component Sales, L.L.C.	Delaware, U.S.A.
Ford Credit Auto Lease Trust 2015-CLF1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2023-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2023-REV2	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2024-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2025-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2025-REV2	Delaware, U.S.A.
Ford Credit Canada Company	Canada
Ford Credit CP Auto Receivables LLC	Delaware, U.S.A.
Ford Credit de Mexico S.A., de C.V. Sociedad Financiera de Obieto Multiple, E.R.	Mexico
Ford Credit Floorplan Master Owner Trust A	Delaware, U.S.A.
Ford Credit International LLC	Delaware, U.S.A.
Ford Credit Italia Spa	Italy
Ford Deutschland Engineering GmbH	Germany
Ford ECO GmbH	Switzerland
Ford Espana S.L.	Spain
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford International Capital LLC	Delaware, U.S.A.
Ford Italia S.p.A.	Italy
Ford Lease Trust	Canada
Ford Motor Company Brasil Ltda.	Brazil
Ford Motor Company Limited	England
Ford Motor Company of Australia Pty Ltd	Australia

Organization	Jurisdiction
Ford Motor Company of Canada, Limited	Canada
Ford Motor Company of Southern Africa (Pty) Limited	South Africa
Ford Motor Company, S.A. de C.V.	Mexico
Ford Motor Credit Company LLC	Delaware, U.S.A.
Ford Motor Service Company	Michigan, U.S.A.
Ford Polska Sp. z.o.o.	Poland
Ford Retail Group Limited	England
Ford Trading Company, LLC	Delaware, U.S.A.
Ford Vietnam Limited	Vietnam
Ford-Werke GmbH	Germany
Global Investments 1 Inc.	Delaware, U.S.A.
Globaldrive Italy Retail VFN 2022 S.R.L.	Italy

107 Other U.S. Subsidiaries
122 Other Non-U.S. Subsidiaries
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* Other subsidiaries are not shown by name in the above list because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.